Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERNATIONAL COAL GROUP ANNOUNCES TRIGGERING EVENT FOR CONVERSION

OF $225,000,000 9.00% CONVERTIBLE SENIOR NOTES DUE 2012

Scott Depot, West Virginia, June 30, 2008 – International Coal Group, Inc. (NYSE: ICO) announced that pursuant to the terms of the indenture governing International Coal Group, Inc.’s (the “Company”) $225,000,000 9.00% Convertible Senior Notes due 2012 (the “Notes”), the Notes will be convertible at the option of holders beginning July 1, 2008. The conversion right was triggered on June 16, 2008, when the closing sale price of the Company’s common stock on the New York Stock Exchange exceeded $8.26 (130% of the conversion price in effect on March 31, 2008) for the 20th trading day in the 30 consecutive trading days ending on June 30, 2008. The last reported sale price of the Company’s common stock on the New York Stock Exchange on June 16, 2008 was $12.16.

Upon conversion, the Notes will be settled in cash for the principal amount of the bond, and any excess conversion value may be settled in cash or in shares of the Company’s common stock, at the option of the Company, as provided by the terms of the indenture governing the Notes. The initial conversion rate of the Notes is 163.8136 shares of common stock per $1,000 principal amount of Notes. If the Company elects to settle any excess conversion value of the Notes in cash, the holder will receive, for each $1,000 principal amount, the conversion rate multiplied by a 20 day average closing price of the common stock as set forth in the indenture beginning on the third trading day after the Notes are surrendered.

In the event that a holder elects to convert its Note, the Company expects to fund the cash settlement of any such conversion from working capital and/or borrowings under its $100 million revolving credit agreement. However, given that the current market value of the securities substantially exceeds the parity value, the Company does not believe a significant number of conversions are likely at this time.

The triggering of the conversion right as described above is not expected to have a material effect on the Company’s financial position.

For information regarding how to tender your Notes contact The Bank of New York Mellon at 2 North La Salle Street, Chicago, Illinois 60602, Telephone: (312) 827-8500, Facsimile: (312) 827-8542, Attention: Corporate Trust Administration.

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin. The Company has 13 active mining complexes, of which 12 are located in Northern and Central Appalachia and one in Central Illinois. ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers throughout the Eastern United States, as well as European export markets.

This press release contains certain statements that are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those implied in the forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: market demand for coal, electricity and steel; availability of qualified workers; future economic or capital market conditions; weather conditions or catastrophic weather-related damage; ICG’s production capabilities; the consummation of financing, acquisition or disposition transactions and the effect thereof on ICG’s business; ICG’s plans and objectives for future operations and expansion or consolidation; ICG’s relationships with, and other conditions affecting, ICG’s customers; the availability and cost of key supplies or commodities, such as diesel fuel, steel, explosives or tires; prices of fuels which compete with or impact coal usage, such as oil and natural gas; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; risks in or related to coal mining operations, including risks related to third-party suppliers, contractors and carriers operating at our mines or complexes; unexpected maintenance and equipment failure; environmental, safety and other laws and regulations, including those directly affecting ICG’s coal mining and production, and those affecting ICG’s customers’ coal usage; the ability to obtain and maintain all necessary governmental permits and authorizations; competition; railroad, barge, trucking and other transportation availability, performance and costs; employee benefits costs and labor relations issues; replacement of ICG’s reserves; ICG’s assumptions concerning economically recoverable coal reserve estimates; availability and costs of credit, surety bonds and letters of credit; title defects or loss of leasehold interests in ICG’s properties which could result in unanticipated costs or inability to mine these properties; future legislation and changes in regulations or governmental policies or changes in interpretations thereof, including with respect to safety enhancements and environmental initiatives relating to global warming; the impairment of the value of goodwill and long-lived assets; the ongoing effect of the Sago mine accident; ICG’s liquidity, results of operations and financial condition; the adequacy and sufficiency of ICG’s internal controls; and legal and administrative proceedings, settlements, investigations and claims. Forward-looking statements made by ICG in this press release or elsewhere speak only as of the date on which the statements were made. See also the “Risk Factors” of our 2007 Annual Report on Form 10-K and in our subsequent filings on Form 10-Q, all of which are currently available on our website at www.intlcoal.com. New risks and uncertainties arise from time-to-time, and it is impossible for ICG to predict these events or how they may affect ICG or its anticipated results. ICG has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date of issue, except as may be required by law.

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For more information, contact: Ira Gamm, Vice President – Public and Investor Relations, at (304) 760-2619.